WOODLAND HILLS PARTNERS LIMITED PARTNERSHIP
                            C/O The Balcor Company
                         Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                                  Suite A200
                          Bannockburn, Illinois 60015

                              September 12, 1996

VIA FACSIMILE

TGM Realty Corp. #5
c/o TGM Associates L.P.
650 Fifth Avenue
New York, New York 10019
Attention: Mr. Thomas Gochberg

     Re:  Woodland Hills

Dear Mr. Gochberg:

     In connection with the above-captioned matter, this letter will confirm that the Seller has agreed to extend the Inspection Period until November 11, 1996 and the Closing until December 2, 1996. All capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement of Sale by and between TGM Realty Corp. #5, a Delaware corporation, as Purchaser, and the undersigned, as Seller, dated August 23, 1996.

                         Very truly yours,

                         WOODLAND HILLS PARTNERS LIMITED
                         PARTNERSHIP, an Illinois limited partnership

                         By: Woodland Hills Partners, Inc., an Illinois corporation, its general partner


                         By:   /s/ James E. Mendelson
                         Name:     James E. Mendelson
                         Its:      Authorized Rep.


cc:  Mr. Al Lieberman
     Andrew D. Small, Esq.
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